ZimVie Reports First Quarter 2022 Financial Results

•
Third party net sales of $234.7 million, inclusive of $120.6 million in dental net sales and $114.1 million in spine net sales
•
Net loss of ($25.7) million; net loss as a percentage of net sales of (10.9%); adjusted net income[1] of $13.1 million
•
Diluted EPS of ($0.98); adjusted diluted EPS of $0.50[1]
•
Adjusted EBITDA[1] of $33.8 million; adjusted EBITDA margin[1] of 14.4%
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Cash balance of $104.3 million at March 31, 2022

WESTMINSTER, Colorado, May 5, 2022 (GLOBE NEWSWIRE) – ZimVie Inc. (Nasdaq: ZIMV), a global life sciences leader in the dental and spine markets, today reported financial results for the quarter ended March 31, 2022. Management will host a corresponding conference call today, May 5, 2022 at 4:30 p.m. Eastern Time.

“We are very pleased to report our first quarterly results as a newly-spun, independent company,” said Vafa Jamali, President and Chief Executive Officer of ZimVie. “With renewed focus, we see an incredible opportunity to grow our leadership presence in the dental and spine markets, and we look forward to executing on our plan to improve the performance of our business over time.”

First Quarter 2022 Financial Results

Third party net sales for the first quarter of 2022 was $234.7 million, a decrease of (4.6%) on a reported basis and (2.7%) on a constant currency[1] basis, versus the first quarter of 2021. Third party dental segment net sales of $120.6 million increased by $7.2 million, or 6.4% on a reported basis and 9.2% on a constant currency[1] basis, primarily driven by implant and digital dentistry net sales growth, partially offset by one less selling day in Q1 2022 versus Q1 2021. Third party spine segment net sales of $114.1 million decreased by ($18.5) million, or (13.9%) on a reported basis and (12.9%) on a constant currency[1] basis, driven by the exit of a number of unprofitable markets in late 2021, the discontinuation of certain products, ongoing competition in the spine market, the impact of COVID-19, distributor bulk orders in the first quarter of 2021 that did not recur, and the impact of one less selling day.

Net loss for the first quarter of 2022 was ($25.7) million, a decline of ($26.1) million versus the first quarter of 2021, and as a percentage of net sales was (10.9%). Net loss for the first quarter of 2022 included $11.6 million of incremental share-based compensation expense due to replacement awards provided in connection with the separation from Zimmer Biomet. Adjusted net income[1] for the first quarter of 2022 was $13.1 million, a decline of ($7.6) million versus the same prior year period.

Diluted EPS was ($0.98) and adjusted diluted EPS[1] was $0.50. Weighted average shares outstanding was 26.057 million and fully diluted weighted average shares outstanding was 26.066 million.

Adjusted EBITDA[1] for the first quarter of 2022 was $33.8 million, or 14.4% of third party sales, a decrease of ($6.0) million compared to the first quarter of 2021. The decrease was primarily due to lower sales and higher excess and obsolete inventory expenses in the spine segment, partially offset by higher dental segment sales and timing delays of costs to continue to stand-up ZimVie as an independent public company.

ZimVie is reaffirming full-year 2022 financial guidance:

Projected Year Ending December 31, 2022
Net sales	$1.0 billion (Flat to 2021 third party net sales)
Adjusted EBITDA margin[2]	13.1% to 13.6% (Flat to 50 bps improvement)
Adjusted EPS[2]	$2.10 to $2.30

[1].This is a non-GAAP financial measure. Refer to “Note on Non-GAAP Financial Measures” and the reconciliations in this release for further information.

[2] This is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. Refer to “Forward-Looking Non-GAAP Financial Measures” in this release for further information.

Continued uncertainty due to the ongoing COVID-19 pandemic could materially impact the company's projections.

Financial Information

The financial information included in this release for periods prior to March 1, 2022 is derived from the financial statements and records of the dental and spine businesses of Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”) due to the fact that during such periods, ZimVie was still a wholly-owned subsidiary of, and operated under those businesses of, Zimmer Biomet.

Conference Call

ZimVie will host a conference call at 2:30 p.m. MT / 4:30 p.m. ET on May 5 to discuss its first quarter 2022 financial results. The call may be accessed through an operator by calling 1-877-883-0383 for domestic callers and 1-412-902-6506 for international callers using conference ID: 3977855. A live and archived webcast of the event will be available at https://investor.zimvie.com/.

Further, an investor presentation containing additional business and financial information of the company is available at https://investor.zimvie.com/.

About ZimVie

ZimVie is a global life sciences leader in the dental and spine markets that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support Dental tooth replacement and restoration procedures and treat a wide range of Spine pathologies. In March 2022 the company became an independent, publicly traded spin-off of the dental and spine business units of Zimmer Biomet to breathe new life, dedicated energy, and strategic focus to its portfolio of trusted brands and products. From its headquarters in Westminster, Colorado, and additional facilities around the globe, the company serves customers in over 70 countries worldwide with a robust offering of dental and spine solutions including differentiated product platforms supported by extensive clinical evidence. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Adjusted EBITDA is a non-GAAP financial measure provided in this release for certain periods, and is calculated by excluding certain items from net loss on a GAAP basis, as detailed in the reconciliations presented later in this press release. Adjusted EBITDA margin is Adjusted EBITDA divided by Adjusted Net Sales for the applicable period. Adjusted Net Sales is calculated by excluding certain items from net sales on a GAAP basis, as detailed in the reconciliations presented later in this press release.

Sales change information in this release is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net income (loss) and diluted earnings (loss) per share in this release are presented on a GAAP (reported) basis and on an adjusted basis. Adjusted income (loss) and adjusted diluted earnings per share exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in this press release.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2022. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management’s plans may change. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, any statements about our expectations, plans, intentions, strategies, or prospects. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “look forward to” and similar expressions to identify forward-looking statements. All statements other than statements of historical or current fact are, or may be deemed to be forward-looking statements. Such statements are based upon the current beliefs, expectations, and assumptions of management and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: the effects of the COVID-19 global pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; pricing pressures from competitors, customers, dental practices and insurance providers; changes in customer demand for our products and services caused by demographic changes or other factors; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (“FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; competition; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors; cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare group purchasing organizations, including the volume-based procurement process in China; control of costs and expenses; dependence on a limited number of suppliers for key raw materials and outsourced activities; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to retain the independent agents and distributors who market our products; our ability to attract, retain and develop the highly skilled employees we need to support our business; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; a determination by the Internal Revenue Service that the distribution or certain related transactions should be treated as taxable transactions; financing transactions undertaken in connection with the separation and risks associated with additional indebtedness; the impact of the separation on our businesses and the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming and/or costly than expected, which could impact our relationships with customers, suppliers, employees and other business counterparties; restrictions on activities following the distribution in order to preserve the tax-free treatment of the distribution; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union (“EU”) rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries. You are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact Information:

ZimVie

Laura Driscoll • Laura.Driscoll@ZimVie.com

(774) 284-1606

Investor Contact Information:

Gilmartin Group LLC

Marissa Bych • Marissa@gilmartinir.com

ZIMVIE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Net Sales
Third party, net	$234,682	$245,940
Related party, net	919	1,791
Total Net Sales	235,601	247,731
Cost of products sold, excluding intangible asset amortization	(85,010)	(80,091)
Related party cost of products sold, excluding intangible asset amortization	(797)	(1,211)
Intangible asset amortization	(20,905)	(21,883)
Research and development	(17,653)	(13,429)
Selling, general and administrative	(134,112)	(129,085)
Restructuring	(742)	(482)
Acquisition, integration, divestiture and related	(9,005)	(1,225)
Operating Expenses	(268,224)	(247,406)
Operating (Loss) Income	(32,623)	325
Other income (expense), net	255	(362)
Interest expense, net	(711)	(153)
Loss Before Income Taxes	(33,079)	(190)
Income tax benefit	7,423	617
Net (Loss) Income	$(25,656)	$427
(Loss) Income Per Common Share - Basic	$(0.98)	$0.02
(Loss) Income Per Common Share - Diluted	(0.98)	0.02

ZIMVIE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

ZIMVIE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Net Sales by Segment and Region (in thousands)

Reconciliation of Adjusted Net Income and Adjusted EPS (in thousands, except per share data)

For the Three Months Ended March 31, 2022					
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating (loss) income	Net (loss) income	Diluted EPS
Reported	$ 235,601	$ (85,807)	$ (182,417)	$ (32,623)	$ (25,656)	$ (0.98)
Pre vs. post-spin cost structure differences [1]	—	—	5,271	5,271	5,271	0.20
Restructuring [2]	—	—	742	742	742	0.03
Acquisition, integration, divestiture and related [3]	—	—	9,005	9,005	9,005	0.34
European medical device regulation [4]	—	—	1,857	1,857	1,857	0.07
One-time carve-out allocations and other one-time costs [5]	—	(2,039)	4,540	2,501	2,501	0.10
Intangible asset amortization	—	—	20,905	20,905	20,905	0.80
Related party	(919)	797	—	(122)	(122)	(0.00)
One-time share-based compensation expense [6]	—	1,664	9,981	11,646	11,646	0.45
Tax effect of above adjustments	—	—	—	—	(13,087)	(0.50)
Adjusted	$ 234,682	$ (85,385)	$ (130,116)	$ 19,182	$ 13,062	$ 0.50

	For the Three Months Ended March 31, 2021					
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating (loss) income	Net (loss) income	Diluted EPS
Reported	$ 247,731	$ (81,302)	$ (166,104)	$ 325	$ 427	$ 0.02
Pre vs. post-spin cost structure differences [1]	—	—	951	951	951	0.04
Restructuring [2]	—	—	482	482	482	0.02
Acquisition, integration, divestiture and related [3]	—	—	1,225	1,225	1,225	0.05
European medical device regulation [4]	—	—	379	379	379	0.01
One-time carve-out allocations and other one-time costs [5]	—	—	1,572	1,572	1,572	0.06
Intangible asset amortization	—	—	21,883	21,883	21,883	0.84
Related party	(1,791)	1,211	—	(580)	(580)	(0.02)
One-time share-based compensation expense [6]	—	—	—	—	—	—
Tax effect of above adjustments	—	—	—	—	(5,722)	(0.22)
Adjusted	$ 245,940	$ (80,091)	$ (139,612)	$ 26,237	$ 20,617	$ 0.79

[1] Reflects certain items captured in the GAAP carve-out financial statements that will not continue post-spin, including, but not limited to, facilities that did not convey with ZimVie in the spin, redundant personnel costs incurred as a result of the spin, and the difference between the pre-spin allocations of Zimmer Biomet’s corporate costs in accordance with GAAP, versus the expected post-spin corporate costs for ZimVie.

[2] Restructuring expense is related to Zimmer Biomet's restructuring plans instituted in the fourth quarters of 2019 and 2021 with an overall objective of reducing costs to allow investment in higher priority growth opportunities. These costs were primarily related to employee termination benefits, contract terminations and retention period compensation and benefits.

[3] Acquisition, integration, divestiture and related costs are limited to a specific period of time and related to ZimVie being established as a standalone public company.

[4] Expenses incurred for initial compliance with the European Union ("EU") Medical Device Regulation ("MDR") for previously-approved products.

[5] One-time expenses captured through allocations made for purposes of the GAAP carve-out financial statement results. Allocations totaled $2.5 million and $1.6 million for the first quarter of 2022 and 2021, respectively. Remaining amounts represent income or (expense) amounts related to various other transformational initiatives.

[6] One-time share-based compensation expense due to replacement awards provided in connection with the separation from Zimmer Biomet.

Reconciliation of Adjusted Net Sales and Adjusted EBITDA (in thousands)

For the Three Months Ended March 31,			
	2022		2021	
Net Sales	$	235,601	$	247,731
Related party, net		(919)		(1,791)
Products conveyed at spin [1]		—		152
Adjusted Net Sales	$	234,682	$	246,092
Net (Loss) Income		(25,656)		427
Interest expense, net		711		153
Income tax benefit		(7,423)		(617)
Depreciation and amortization		32,554		32,972
EBITDA		186		32,935
Share-based compensation		14,407		2,879
Goodwill impairment		—		—
Restructuring [2]		742		482
Acquisition, integration, divestiture and related [3]		9,005		1,225
Related party income		(122)		(580)
European medical device regulation [4]		1,857		379
Pre vs. post-spin cost structure differences [5]		5,271		951
One-time carve-out allocations and other one-time costs [6]		2,501		1,572
Adjusted EBITDA	$	33,847	$	39,843
Net Income (Loss) Margin [7]		*-10.9%*		*0.2%*
Adjusted EBITDA Margin [8]		*14.4%*		*16.2%*

[1] Reflects net sales related to products that were not part of the ZimVie business for the periods presented, but were conveyed to ZimVie in the spin.

[2] Restructuring expense is related to Zimmer Biomet's restructuring plans instituted in the fourth quarters of 2019 and 2021 with an overall objective of reducing costs to allow investment in higher priority growth opportunities. These costs were primarily related to employee termination benefits, contract terminations and retention period compensation and benefits.

[3] Acquisition, integration, divestiture and related costs are limited to a specific period of time and related to ZimVie being established as a standalone public company.

[4] Expenses incurred for initial compliance with the EU MDR for previously-approved products.

[5] Reflects certain items captured in the GAAP carve-out financial statements that will not continue post-spin, including, but not limited to, facilities that did not convey with ZimVie in the spin, redundant personnel costs incurred as a result of the spin, and the difference between the pre-spin allocations of Zimmer Biomet’s corporate costs in accordance with GAAP, versus the expected post-spin corporate costs for ZimVie.

[6] One-time expenses captured through allocations made for purposes of the GAAP carve-out financial statement results. Allocations totaled $2.5 million and $1.6 million for the first quarter of 2022 and 2021, respectively. Remaining amounts represent income or (expense) amounts related to various other transformational initiatives.

[7] Net Income (Loss) Margin is calculated as Net Income (Loss) divided by Net Sales for the applicable period, each on a GAAP basis.

[8] Adjusted EBITDA Margin is Adjusted EBITDA divided by Adjusted Net Sales for the applicable period, which is calculated by adjusting Net Sales on a GAAP basis for the above items.